Exhibit 10.8

                        TERMINATION OF SECURITY AGREEMENT

         This Termination of Security Agreement is made and entered into this 28th day of January, 2005, by National Lampoon, Inc., a Delaware corporation (the "Company"), and James P. Jimirro ("Jimirro").

                                    RECITALS:

         WHEREAS, Jimirro and the Company are parties to that certain Security Agreement dated May 17, 2002 (the "Security Agreement"), pursuant to which the Company granted a security interest in its assets and property to secure, among other things, the performance of the Company's obligations to Jimirro pursuant to that certain Employment Agreement dated May 17, 2002 (the "Employment Agreement") between the Company and Jimirro;

         WHEREAS, pursuant to Section 4(f) of the Employment Agreement, the Company has exercised its right to terminate the Employment Agreement and will make a cash payment to Jimirro in an amount equal to Two Million Five Hundred Twenty-Three Thousand Eight Hundred Dollars ($2,523,800.00) (the "Required Payment").

         WHEREAS, pursuant to that certain Secured Promissory Note of even date herewith, issued by the Company to N. Williams Family Investments, L.P. (the "Lender"), the Lender has provided a loan, secured by all of the Company's assets, in the principal amount of Two Million Seven Hundred Thousand Dollars ($2,700,000.00) (the "Loan"), the proceeds from which will be used, in principal part, to fund the Required Payment;

         WHEREAS, as a condition to the making of the Loan, the Lender has required that the Security Agreement be terminated and that Jimirro's security interest thereunder be released;

         NOW, THEREFORE, the parties hereto agree as follows, for the explicit benefit of the Lender:

         1. Termination and Release. Notwithstanding anything to the contrary contained in the Security Agreement or otherwise, subject to receipt by Jimirro of the Required Payment, the Security Agreement and any security interest granted thereunder are hereby terminated and released. Each of the Company and Jimirro shall execute and file (and Jimirro hereby authorizes the Company to execute and file on his behalf) such UCC termination statements and other notices or instruments and take such further action as may be reasonably requested by Lender to reflect the termination and release of the Security Agreement and related security interest pursuant hereto (including, without limitation, such notices as may be required to be filed in the United States Patent and Trademark Office or United States Copyright Office to reflect the release of Jimirro's security interest in intellectual property of the Company).

         2. No Other Conditions. The foregoing termination and release shall not be subject to or conditioned upon the performance or payment by the Company of any existing or future obligation owed by the Company, its affiliates or any other person to Jimirro or his assigns (whether constituting a secured obligation under the Security Agreement or otherwise), other than the payment of the Required Payment, which shall be payable in immediately available funds to an account designated by Jimirro in writing to the Company, with a copy to the Lender.

         IN WITNESS WHEREOF, the parties have executed this Termination of Security Agreement as of the date first set forth above.

                                            NATIONAL LAMPOON, Inc., a Delaware
                                            corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            ------------------------------------
                                            James P. Jimirro



ACCEPTED AND AGREED:

N. Williams Family Investments, L.P.


By:
    --------------------------------
Name:
     -------------------------------
Title:
      ------------------------------



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